UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest event Reported): April 13, 2010 (April 7, 2010)

SUTOR TECHNOLOGY GROUP LIMITED

(Exact name of registrant as specified in its charter)

Nevada	000-51908	87-0578370
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

No 8 Huaye Road
Dongbang Industrial Park
Changshu, 215534
People’s Republic of China

(Address of principal executive offices)

(+86) 512-52680988
(Registrant's telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions ( see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07.         Submission of Matters to a Vote of Security Holders.

On April 7, 2010, Sutor Technology Group Limited (the “Company”) held an annual meeting of its shareholders at which a majority of the Company’s shareholders elected five directors and ratified the appointment of Hansen Barnett & Maxwell, P.C. as the Company’s independent accountants for fiscal year ended June 30, 2010.

The following table sets forth the matters voted upon at the annual meeting and the results of the voting on each matter voted upon:

Matter Voted Upon	Votes For	Withheld	Votes Against	Abstentions	Broker Non-Votes
Election of Lifang Chen to the Company’s Board of Directors	30,339,675	-	-	-	-
Election of Yongfei Jiang to the Company’s Board of Directors	30,339,675	-	-	-	-
Election of Gerard Pascale to the Company’s Board of Directors	30,339,675	-	-	-	-
Election of Guoyou Shao to the Company’s Board of Directors	30,339,675	-	-	-	-
Election of Xinchuang Li to the Company’s Board of Directors	30,339,675	-	-	-	-
Ratification of the appointment of Hansen Barnett & Maxwell, P.C. as the Company’s independent accountants for fiscal year ended June 30, 2010	30,339,675	-	-	-	-

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 13, 2010	Sutor Technology Group Limited

/s/ Lifang Chen
Chief Executive Officer